Exhibit 10.8
Third Amendment to Restated Employment Agreement
     This Third Amendment to Restated Employment Agreement is made effective on the 2nd day of August 2010, between Coeur d’Alene Mines Corporation (“Company”) and K. Leon Hardy (“Employee”).
     Whereas, the parties executed an Employment Agreement dated July 1, 2008 (the “Employment Agreement”), and
     Whereas the Employment Agreement was further amended and then subsequently restated effective December 31, 2008 (“Restated Employment Agreement”), and
     Whereas the Restated Employment Agreement was further amended effective July 31, 2009 whereby the term of the Restated Employment Agreement was extended through July 31, 2011, and
     Whereas the Restated Employment Agreement was further amended on March 2, 2010 whereby the employment, compensation and duties were addressed, and
     Whereas the parties desire to further extend the term of the Restated Employment Agreement as contemplated by the Restated Employment Agreement and as set forth below;
NOW THEREFORE, in consideration of the mutual promises and covenants herein contained to be kept and performed by the parties hereto, the parties agree as follows:
1. Term Of Employment. The Restated Employment Agreement shall be amended in Section 2 to read that the term of employment shall be extended to the 31st day of December 2011, unless sooner terminated as provided in the Restated Employment Agreement. It is further agreed that the Restated Employment Agreement may be further considered for additional extension. It is understood, however, that termination can occur in accordance with the provisions of paragraph 7 of the Restated Employment Agreement, notwithstanding anything to the contrary in this Third Amendment to the Restated Employment Agreement.

IN WITNESS WHEREOF, the parties have executed this Third Amendment to the Restated Employment Agreement as of the day and year first written above.
Coeur d’Alene Mines Corporation

By	/s/ Dennis E. Wheeler
Dennis E. Wheeler, President and CEO

/s/ K. Leon Hardy
Employee